CERTIFICATE OF INCORPORATION

                                       OF

                          BODYGUARD RECORDS. COM, INC.


The undersigned, a natural person over the age of 21, for the purpose of forming a corporation under the Delaware General Corporation Law, hereby certifies as follows:

         FIRST: The name of this corporation (the "Corporation") shall be BodyGuard Records. com, Inc.

         SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 10805, and its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The authorized capital stock of the Corporation shall consist of 20,000,000 shares of Common Stock, $.001 par value per share (hereinafter referred to as either the "Common Shares" or "Common Stock") and 2,000,000 shares of Preferred Stock, $.01 par value per share (hereinafter referred to as either the "Preferred Shares" or "Preferred Stock").

         FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a)  The  number  of  shares   constituting   that  series  and  the
distinctive designation of that series;

            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;


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            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (h) Any other relative rights, preferences and limitations of that series.

         SIXTH: No shareholder of the Corporation shall have a preemptive right, because of his other shareholdings, to have first offered to him or her any part of any of the presently authorized or issued shares of the Corporation, or any shares hereafter issued, optioned, or sold, or any part of any debenture, bonds, notes, or securities of the Corporation convertible into shares hereafter issued, optioned or sold by the Corporation. This provision shall operate to defeat rights in all shares and classes of shares and securities convertible into shares which the Corporation may be hereafter authorized to issue by an amended certificate duly filed. Thus, any and all debentures, bonds, notes or securities of the Corporation convertible into shares and any and all of the shares of the Corporation convertible into shares and any and all shares of the Corporation which may hereafter be authorized, and at any time be issued, optioned, and contracted for sale, and/or should and disposed of by direction of the Board of Directors of the Corporation to such persons, and upon such terms and conditions as may to the Board of Directors seem proper and advisable, without first offering the said shares or securities or any part thereof to existing shareholders.

         SEVENTH: (a) The number of directors constituting the entire Board shall be not less than three nor more than nine as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be three until otherwise fixed by a majority of the entire Board. Each director shall be the record owner of one or more shares of Common Stock of the Corporation;


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            (b) The Board of  Directors  may be divided into three  classes,  as nearly equal in numbers as the total number of directors constituting the entire Board permits with the term of office of one class expiring each year. The Board of Directors, acting by a majority of directors, subject to ratification by the shareholders at an Annual Meeting of Shareholders or otherwise, may elect directors of the first class to hold office for a term expiring at the next succeeding annual meeting, directors of the second class may be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class may be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the rights, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing and the election by the Board to institute classes of directors, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

            (c) Notwithstanding the other provisions of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 51% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         EIGHTH: A Director of this corporation shall not be liable for the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except as provided in Paragraph Ten hereof and to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.


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         NINTH:  In the  absence  of fraud,  no  contract  or other  transaction between this Corporation and one or more of its directors, officers or any other corporation, partnership, association or entity in which any director or officer of the Corporation is financially or otherwise interested or is a director or officer of such other corporation, partnership, association, or entity, shall be affected or invalidated because of such relationship or interest, provided that the existence and nature of any such interest of such director of officer shall be disclosed or shall have been known to the directors present at any meeting of the Board of Directors at which action on any such contract or transaction shall have been taken, and provided further that the fact of such relationship is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent, and the contract or transaction is fair and reasonable to the Corporation. Any interested director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested or were not a director, member of officer of such other corporation, firm, association or partnership.

         TENTH: Pursuant to applicable state law, each director, officer, employee, fiduciary or agent of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the Corporation, or at its request of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. Subject to applicable state law, in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed this Certificate and affirm the truth hereof under penalties of perjury this 10th day of November 10, 1999.

                                              ------------------------------
                                                      Eugene Foley

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